UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ACCESS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCESS PHARMACEUTICALS, INC.
4848 Lemmon Avenue, Suite 517
Dallas, Texas 75219
(214) 905-5100

April 4, 2014

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Access Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, May 8, 2014 at 10:00 a.m., local time, at the New York offices of the Company, 1325 Avenue of the Americas, 27th Floor, New York, New York 10019, (212) 786-6201.

The Notice of Annual Meeting and the proxy statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

Sincerely,

/s/ Jeffrey B. Davis
Jeffrey B. Davis
Chief Executive Officer

ACCESS PHARMACEUTICALS, INC.
4848 Lemmon Avenue, Suite 517
Dallas, Texas 75219
(214) 905-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, May 8, 2014

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the “Meeting”) of Access Pharmaceuticals, Inc. (the “Company”) will be held at the offices of the Company, 1325 Avenue of the Americas, 27th ththth thhFloor, New York, New York 10019, on Thursday, May 8, 2014, at 10:00 a.m., local time, for the following purposes:

1.	To elect one Class 1 Director to hold office for a term of three years and until his successor is elected and qualified.

2.
To consider and act upon a proposal to amend our Certificate of Incorporation, as amended, (the “Charter Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $.01 per share, (“Common Stock”) outstanding on the effective date of the Charter Amendment.

3.	To consider and act upon a proposal to amend our Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 200,000,000 shares to 250,000,000 shares.

4.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

5.	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on Tuesday, March 25, 2014, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders during normal business hours, during the ten days prior to the Meeting as well as at the Meeting.

Information relating to the proposals described above is set forth in the accompanying proxy statement. Please carefully review the proxy statement, which is accompanied by our annual report for the fiscal year ended December 31, 2013.

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy. American Stock Transfer & Trust Company's fax number is (718) 234-2287.

By Order of the Board of Directors,

/s/ Jeffrey B. Davis

Jeffrey B. Davis
Chief Executive Officer
Dallas, Texas
April 4, 2014

TABLE OF CONTENTS

Page Number

Notice of Annual Meeting of Stockholders

Proxy Statement                                                                                                                                                                                          1

Corporate Governance Matters                                                                                                                                                                3

Committees of the Board of Directors                                                                                                                                                     5

Compensation of Directors                                                                                                                                                                       6

Security Ownership                                                                                                                                                                                    9

Executive Compensation                                                                                                                                                                         10

Compensation Committee Discussion on Executive Compensation                                                                                                12

Proposals to be Voted Upon
Proposal 1 – Election of Directors                                                                                                                                                         13

Proposal 2 – Proposed Amendment to our Certificate of Incorporation to
                       Effect up to a Reverse Stock Split                                                                                                                                   17

Proposal 3 – Proposed Amendment to our Certificate of Incorporation to
                       Increase the Number of Authorized Shares of Common Stock                                                                                  22

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm                                                 24

Proposal 5 – Other Matters                                                                                                                                                                     26

ACCESS PHARMACEUTICALS, INC.
4848 Lemmon Avenue, Suite 517
Dallas, Texas 75219
(214) 905-5100

__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 8, 2014

This proxy statement is furnished by Access Pharmaceuticals, Inc., a Delaware corporation (“we”, “Access” or the “Company”), to holders of its common stock, par value $.01 per share (“Common Stock”), and to holders of its preferred stock, par value $.01 per share, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on Thursday, May 8, 2014 at 10:00 a.m., local time, at the Company’s New York offices, 1325 Avenue of the Americas, 27th Floor, New York, New York 10019. This proxy statement and the accompanying form of proxy is first being sent to holders of Common Stock and Preferred Stock on or about April __, 2014. Our mailing address and the location of our principal executive offices is 4848 Lemmon Avenue, Suite 517, Dallas, Texas 75219. Our telephone number is (214) 905-5100. The purposes of the Meeting are set forth in the Notice of Annual Meeting of Stockholders which accompanies this proxy statement.

A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals the shares represented by such proxy will be voted “For” such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder's proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure that the shares are properly voted.

At the close of business on March 25, 2014, the record date for the Meeting (the “Record Date”), the number of our issued and outstanding shares of Common Stock entitled to vote was ______. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting.

In addition, as of March 25, 2014, 2,903.3617 shares of our Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") were issued and outstanding. The Series A Preferred Stock is convertible into shares of Common Stock and votes together with the Common Stock on an as-if-converted to Common Stock basis. Unless a holder of Series A Preferred Stock elects otherwise, its ability to convert its Series A Preferred Stock into Common Stock or to vote on an as-if-converted to Common Stock basis is restricted to the extent that such conversion would result in the holder owning more than 4.99% of our issued and outstanding Common Stock. Consequently, giving effect to the beneficial ownership cap restrictions, the Series A Preferred Stock issued and outstanding as of March 25, 2014 is convertible into 58,067,234 shares of Common Stock and the holders of the Series A Preferred Stock vote on an as-if-converted basis with the holders of our Common Stock.

Also, in addition, as of March 25, 2014, 1,000 shares of our Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the “Preferred Stock”) were issued and outstanding. The Series B Preferred Stock is convertible into shares of Common Stock and votes together with the Common Stock on an as-if-converted to Common Stock basis. The Series B Preferred Stock issued and outstanding as of March 25, 2014 is convertible into 20,000,000 shares of Common Stock and the holders of the Series B Preferred Stock vote on an as-if-converted basis with the holders of our Common Stock. We have no other voting securities.

A complete list of Company stockholders entitled to vote at the Meeting will be available at our principal executive offices, during normal business hours, at least ten days prior to the Meeting. Our by-laws require that a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees do not have discretionary voting power with respect to the election of directors (Proposal 1) and  amendments to the Company’s certificate of incorporation (Proposals 2 and 3). We believe that nominees do have discretionary voting power with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 4).

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Meeting, which means that the individual receiving the highest number of “For” votes will be elected director. Abstentions will have no effect on the voting results of Proposal 1.

For Proposal 2, an amendment to our charter to effect a reverse stock split (the “Reverse Stock Split will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock  (on an as-converted basis) voting together, and at least 66% of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Series B Preferred Stock, which means that abstentions and broker non-votes will have the effect of a vote “Against” such proposals.

For Proposal 3, an amendment to our charter to increase the number of authorized shares of Common Stock will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock  (on an as-converted basis) voting together, and at least 66% of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Series B Preferred Stock, which means that abstentions and broker non-votes will have the effect of a vote “Against” such proposals.

For Proposal 4, ratification of our independent public accountant will be approved upon the affirmative vote of a majority of shares of Common Stock and Preferred stock (on an as-connected basis) voting together present in person or by proxy at the Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote “Against” such proposal and broker non-votes will have no effect on the voting on such proposal.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available this proxy statement, the accompanying form of proxy and our annual report for the fiscal year ended December 31, 2013 to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail, but our directors, officers and employees may also solicit in person, by telephone, email or by fax.

The Board does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This proxy statement should be read together with our annual report for the fiscal year ended December 31, 2013, including the financial statements and management's discussion and analysis of financial condition and results of operations contained therein.

Corporate Governance Matters

Pursuant to the Delaware General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and Chairman and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently comprised of five directors. The Board meets during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.accesspharma.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 4848 Lemmon Avenue, Suite 517, Dallas, Texas, 75219.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Access Pharmaceuticals, Inc., Board of Directors, c/o Chief Executive Officer, 4848 Lemmon Avenue, Suite 517, Dallas, Texas 75219. Stockholders also may send communications via email to info@accesspharma.com with the notation “Attention: Chief Executive Officer” in the subject field. All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Director Independence

The Board has determined that each of Dr. Ahn, Mr. Alvino and Dr. Howell are independent under applicable NYSE Amex rules. Based on the fully-diluted Common Stock ownership of SCO Capital Partners LLC and its affiliates, the Board has determined we are a “Controlled Company” under applicable NYSE Amex rules and regulations and therefore under applicable NYSE Amex rules and regulations, we are not required to comply with certain director independence requirements. Although we are not currently listed on NYSE Alternext US, and are instead listed on the OTCBB, we have chosen to follow the NYSE Amex rules and regulations governing director independence.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Currently, Steven H. Rouhandeh serves as our Chairman and Jeffrey B. Davis serves as our Chief Executive Officer.  There are currently no lead independent directors serving on the Board.

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. This leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer and the Chief Financial Officer and the independent directors. Of the  five members of our Board, three are independent from management. At this time, we believe that having a separate Chairman and Chief Executive Officer and independent chairs for each of our Board committees provides the best form of leadership for us.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. On a regular basis we perform a risk review wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer term horizon. From this risk assessment plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is available on our website at www.accesspharma.com and print copies are available to any stockholder that requests a copy. Any amendment to the Code of Business Conduct and Ethics or any waiver of the Code of Business Conduct and Ethics will be disclosed on our website at www.accesspharma.com promptly following the date of such amendment or waiver.

Officers and Directors

Our certificate of incorporation and by-laws presently provide that our Board shall consist of three to fifteen members. The Board is currently comprised of five directors. Our directors serve for a term of three years and until the respective election and qualification of their successors. Pursuant to our by-laws, our Chairman of the Board and our executive officers consisting of our president, treasurer and secretary are selected by the Board.  Each of our executive officers is selected by the Board for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of the directors or executive officers.

Our directors and executive officers are as follows:

Name                                           Age                      Title

Steven H. Rouhandeh               57                      Chairman of the Board*

Jeffrey B. Davis                          51                      Chief Executive Officer, Director*,
                        Acting Chief Financial Officer, Treasurer, Secretary

Mark J. Ahn, Ph.D.                    51                      Director

Mark J. Alvino                           46                      Director

Stephen B. Howell, M.D.          69                      Director

*	Appointed to the board of directors by SCO Capital Partners LLC (“SCO”) pursuant to a Director Designation Agreement between SCO and Access.

Committees of the Board of Directors

The Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board.

The Audit Committee is currently comprised of Mr. Mark J. Alvino (chairman) and Dr. Mark J. Ahn, Ph.D. The Board has determined that Mr. Alvino is an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit Committee’s responsibilities and duties are, among other things, to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Board has determined that Dr. Ahn and Mr. Alvino are independent under applicable SEC and NYSE Amex rules and regulations. The Audit Committee acts pursuant to a written charter which is available on our website at www.accesspharma.com under “Investor Relations”.

The Compensation Committee is currently comprised of Dr. Mark J. Ahn, Ph.D. (chairman) and Dr. Stephen B. Howell. Dr. Ahn and Dr. Howell are non-employee directors under applicable SEC rules, and are “outside” directors under Internal Revenue Code Section 162(m). Dr. Ahn and Dr. Howell are independent under applicable NYSE Amex rules and regulations. The Compensation Committee acts pursuant to a written charter which is available on our website at www.accesspharma.com under “Investor Relations”.

The Nominating and Corporate Governance Committee is currently comprised of Dr. Mark Ahn, Ph.D. and Mr. Mark J. Alvino. All committee members are independent under applicable SEC and NYSE Amex rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. The

Nominating and Corporate Governance Committee acts pursuant to a written charter which is available on our website at www.accesspharma.com under “Investor Relations”.

Meetings Attendance

During the 2013 fiscal year, the Board held four (4) meetings. Each director attended 75 percent or more of the Board meetings and meetings of committees of which he was a member that were held during the period of his service as a director.

The Audit Committee did not hold any formal meetings during the 2013 fiscal year, but the Chairman of the Audit Committee met with the Company auditors on a quarterly basis.

The Compensation Committee held one meeting during the 2013 fiscal year and all members were present.

The Nominating and Corporate Governance Committee did not hold any formal meetings during the 2013 fiscal year, but did meet informally on several occasions.

All of the directors then currently serving as directors attended the 2013 annual stockholder meeting. Although we currently do not require directors to attend annual stockholder meetings, we do encourage directors to do so and welcomes their attendance. We generally schedule a Board meeting in conjunction with the Meeting and plan to continue to do so in the future. We expect that directors will attend annual stockholder meetings absent a valid reason.

Compensation of Directors

Each director who is not also an Access employee receives a quarterly fee of $3,000 and also receives $1,000 per quarter in aggregate for all the committees of which he is a member. Each director will have $2,000 deducted from his fee if the director misses more than one Board meeting, and $1,000 deducted per committee meeting not attended. In addition, we reimbursed each director, whether an employee or not, the expense of attending Board and committee meetings. Each non-employee director is also entitled to receive options to purchase 25,000 shares of Common Stock when he is first appointed as a director.

During 2012, each of our directors elected to receive options to purchase 25,000 shares of Common Stock in lieu of their quarterly cash fees. For each committee of which a director was a member, he received options to purchase 10,000 shares of our Common Stock. Each director also received a 15,000 share stock grant. In December 2012 each of our independent directors elected to receive options to purchase 100,000 shares of Common Stock. No stock or stock options were granted in 2013.

Director Compensation Table - 2013

The table below represents the compensation paid to our outside directors during the year ended December 31, 2013:

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Mark J. Ahn, Ph.D.	16,000	-	17,000	-	33,000	(2)
Mark J. Alvino	16,000	-	17,000	-	33,000	(3)
Jeffrey B. Davis	-	-	-	-	-	(4)
Stephen B. Howell, MD	16,000	-	17,000	-	33,000	(5)
Steven H. Rouhandeh	-	-	-	-	-	(6)
__________________

(1)
The value listed represents the fair value of the options recognized as expense under ASC 718 during 2012. Fair value is calculated as of the grant date using a Black-Scholes (“Black-Scholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited financial statements for the year ended December 31, 2013, included in our Annual Report on Form 10-K.

(2)
Represents expense recognized in 2013 in respect of the fair value of options to purchase 100,000 shares of our Common Stock based on a grant date, December 11, 2012. Dr. Ahn had options to purchase 266,000 shares of our Common Stock at December 31, 2013.

(3)
Represents expense recognized in 2013 in respect of the fair value of options to purchase 100,000 shares of our Common Stock based on a grant date, December 11, 2012. Mr. Alvino had options to purchase 106,000 shares of our Common Stock at December 31, 2013.

(4)
Mr. Davis served as our CEO during 2013 and did not receive board fees or options. Mr. Davis’ salary and employment agreement are discussed in the Summary Compensation Table and Compensation Pursuant to Agreements and Plans – Employment Agreements – President and Chief Executive Officer. Mr. Davis had options to purchase 25,000 shares of our Common Stock at December 31, 2013. See also the Security Ownership of Certain Beneficial Owners and Management.

(5)
Represents expense recognized in 2013 in respect of the fair value of options to purchase 100,000 shares of our Common Stock based on a grant date, December 11, 2012. Dr. Howell had options to purchase 272,200 shares of our Common Stock at December 31, 2013.

(6)	Mr. Rouhandeh does not have any options or warrants outstanding at December 31, 2013. See also the Security Ownership of Certain Beneficial Owners and Management.

Certain Relationships and Related Transactions

On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Board of Directors or Audit Committee prior to our entering into any related party transactions.

In the event SCO Capital Partners LLC (SCO) and its affiliates were to convert all of their shares of Series A Preferred Stock, Series B Preferred Stock and exercise all of their warrants, they would own approximately 70.5% of the voting securities of Access. During 2013 and 2012, SCO and affiliates charged $300,000 each year in investor relations fees.

In connection with the sale and issuance of Series A Preferred Stock and warrants, we entered into a Director Designation Agreement whereby we agreed to continue SCO’s right to designate two individuals to serve on the Board of Directors of Access.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2013, information about shares of Common Stock outstanding and available for issuance under our existing equity compensation plans.

                       Number of securities
                       remaining available
                       for future issuance
       Number of securities to                                            Weighted-average                                                 under equity
       be issued upon exercise                                              exercise price of                                               compensation plans
        of outstanding options                                           outstanding options               (excluding securities
Plan Category                                                        warrants and rights                                           warrants and rights             reflected in column (a))
    (a)                                          (b)                                            (c)

Equity compensation plans
  approved by security
  holders:
    2005 Equity Incentive Plan            1,439,200                                                                  $  1.18                                             21,394,155
    1995 Stock Awards Plan                                                 5,000               20.45                                                                              -
Total                                                                       1,444,200                      $  1.24                                                              21,394,155

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock and Preferred Stock as of April 2, 2014 by (i) each person who is known by us to beneficially own more than five percent of any class of our capital stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all our executive officers and directors as a group. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The address of each holder listed below, except as otherwise indicated, is c/o Access Pharmaceuticals, Inc., 4848 Lemmon Avenue, Suite 517, Dallas, Texas 75219.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock (1)	Percent of Common Stock	Amount and Nature of Beneficial Ownership Preferred Stock (on an as-if- converted basis)	Percent of Preferred Stock	Amount and Nature of Beneficial Ownership All Classes of Stock	Percent of All Classes
Steven H. Rouhandeh(2)	1,000,000	3.7	-	*	1,000,000	*
Jeffrey B. Davis (3)	511,000	1.9	-	*	511,000	*
Mark J. Ahn, Ph. D. (4)	416,000	1.6	-	*	416,000	*
Mark J. Alvino (5)	231,000	*	-	*	231,000	*
Stephen B. Howell, M.D. (6)	419,422	1.6	-	*	419,422	*
SCO Capital Partners LLC, SCO Capital Partners LP, and Beach Capital LLC (9)	27,943,179	55.3%	62,462,614	80.0%	90,405,793	70.3%
Larry N. Feinberg(10)	493,593	1.9%	8,746,208	11.2%	9,239,801	8.9%
Lake End Capital LLC (11)	929,483	3.5%	4,758,410	6.1%	5,687,893	5.4%
All Directors and Executive Officers as a group (consisting of 5 persons) (12)	2,577,422	9.0%	-	*	2,577,422	2.4%

* - Less than 1%

(1)	Includes our outstanding shares of Common Stock held plus all shares of Common Stock issuable upon exercise of options, warrants and other rights exercisable within 60 days of April 2, 2014.
(2)
Steven H. Rouhandeh, our Chairman, is known to beneficially own an aggregate of presently exercisable options for the purchase of 1,000,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan. He is also Chairman of SCO Financial Group LLC. His address is c/o SCO Capital Partners LLC, 1325 Avenue of the Americas, 27th Floor, New York, NY 10019. SCO Financial Group LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 3,481,805 shares of our Common Stock, warrants to purchase an aggregate of 24,461,374 shares of our Common Stock, 42,462,614 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 20,000,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock . Mr. Rouhandeh disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(3)
Mr. Davis, our Chief Executive Officer, is known to beneficially own an aggregate of 7,333 shares of our Common Stock, presently exercisable options for the purchase of 25,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 503,667 shares of Common Stock underlying warrants held by Mr. Davis.  Lake End Capital LLC’s address is 33 Tall Oaks Drive, Summit, NJ 07901. Lake End Capital LLC is known to beneficially own an aggregate of 335,575 shares of our Common Stock, warrants to purchase an aggregate of 593,908 shares of our Common Stock and 4,758,410 shares of Common Stock issuable to them upon conversion of Series A Preferred Stock. Mr. Davis disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(4)
Dr. Ahn, our Director, is known to beneficially own an aggregate of 25,000 shares of our Common Stock, presently exercisable options for the purchase of 391,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.

(5)	Mr. Alvino, our Director, is known to beneficially own an aggregate of presently exercisable options for the purchase of 231,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(6)
Dr. Howell is known to beneficially own an aggregate of 24,722 shares of our Common Stock, presently exercisable options for the purchase of 392,200 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 2,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(7)
SCO Capital Partners LLC, SCO Capital Partner LP, Beach Capital LLC and SCO Financial Group's address is 1325 Avenue of the Americas, 27th Floor, New York, NY 10019. SCO Financial Group LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 3,481,805 shares of our Common Stock, warrants to purchase an aggregate of 24,461,374 shares of our Common Stock, 42,462,614 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 20,000,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock .Each of Mr. Rouhandeh and Mr. Davis, directors of Access and Mr. Rouhandeh and Mr. Davis are executives of SCO Capital Partners LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(8)
Larry N. Feinberg is a partner in Oracle Partners, L.P. His address is c/o Oracle Partners, L.P., 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Oracle Partners, L.P. and affiliates (Oracle Institutional Partners, L.P., Oracle Investment Management, Inc., Sam Oracle Fund, Inc. and Mr. Feinberg) are known to beneficially own an aggregate of 493,593 shares of our Common Stock and Series A Preferred Stock which may be converted into an aggregate of 8,746,208 shares of our Common Stock.

(9)
Lake End Capital LLC’s address is 33 Tall Oaks Drive, Summit, NJ 07901. Lake End Capital LLC is known to beneficially own an aggregate of 335,575 shares of our Common Stock, warrants to purchase an aggregate of 593,908 shares of our Common Stock and 4,758,410 shares of Common Stock issuable to them upon conversion of Series A Preferred Stock.

(10)	Does not include shares held by SCO Financial Group LLC and affiliates nor Lake End Capital LLC.

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and our next two most highly paid executives whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)		Option Awards ($) (3)		All Other Compensation (4)	Total ($)
Jeffrey B. Davis (5) Chief Executive Officer	2013 2012	$503,000 163,000	$	- -	$	- -	$2,000 2,000	$505,000 165,000

David P. Nowotnik, Ph.D. (6) Senior Vice President Research and Development	2013 2012	$129,000 203,000		$81,000 4,000		$25,000 40,000	$2,000 2,000	$237,000 249,000

Frank S. Jacobucci (7) Vice President, Sales and Marketing	2013 2012	$124,000 274,000		$57,000 15,000		$131,000 88,000	$32,000 2,000	$342,000 379,000
____________________
(1)	Includes amounts deferred under our 401(k) Plan.
(2)	Represents expense recognized in 2013 and 2012 for the fair value of Common Stock vested. The fair value used is the stock price on the date the Common Stock is vested.
(3)
The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2013 and 2012 under ASC 718. Fair value is calculated as of the grant date using a Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited financial statements for the year ended December 31, 2013, included in our annual report on Form 10-K.

(4)	Amounts reported for fiscal years 2013 and 2012 consist of: (i) termination fees, and (ii) amounts we paid for group term life insurance for each named individual.
(5)	Includes 2013 salary of $271,000 and 2012 accrued salary paid in 2013 of $132,000.
(6)	Dr. Nowotnik was an employee of the Company until October 31, 2013 and is now a consultant to the Company.
(7)	Mr. Jacobucci was an employee of the Company until June 14, 2013 and was paid termination payments of $30,000 and granted 50,000 shares of our stock.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the aggregate number of option awards held by our named executive officers at December 31, 2013. There were no outstanding stock awards held by any such officers at December 31, 2013:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date

Jeffrey B. Davis (2)	25,000	-	-	$0.63	08/17/16
Frank S. Jacobucci	100,000 50,000 50,000 90,000	- - - -	-	0.23 0.61 2.27 3.02	06/15/14 06/15/14 06/15/14 06/15/14

____________________

(1)	On December 31, 2013, the closing price of our Common Stock as quoted on the OTC Bulletin Board was $0.25 per share.

(2)	Mr. Davis’ employment agreement started January 4, 2008. The options included in this table were granted to him as a director before he became CEO.

Compensation Pursuant to Agreements and Plans

Employment Agreements

President and Chief Executive Officer
We are a party to an employment agreement, with Jeffrey B. Davis, who was named by the Board as our Chief Executive Officer, effective as of December 26, 2007. Mr. Davis’ employment agreement, dated January 4, 2008, was amended April 9, 2008 and is renewed automatically every year. Pursuant to the terms of his employment agreement, as amended, Mr. Davis was entitled to be paid an annual salary of $325,000 in 2013 and $325,000 in 2012. Under this agreement, Mr. Davis is currently entitled to receive an annual base of $325,000. Mr. Davis has not taken a salary since November 1, 2013. Mr. Davis was previously awarded stock options to purchase 25,000 shares of our Common Stock prior to becoming CEO. Mr. Davis is entitled to similar employee benefits as Access’ other executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2013 fiscal year or written representations from our directors and executive officers, and except as previously disclosed, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2013 fiscal year or in prior years.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Access or any subsidiary of Access.

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s directors and named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.accesspharma.com under “Investor Relations”.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and by-laws presently provide that our Board shall consist of between three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its directors at five. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of five members.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors. Mr. Davis is a Class 1 Director with his term set to expire upon the annual meeting of stockholders in 2014. Mr. Rouhandeh and Dr. Howell are Class 2 Directors with their terms set to expire upon the annual meeting of stockholders in 2015. Dr. Ahn and Mr. Alvino are Class 3 Directors with their terms set to expire upon the annual meeting of stockholders in 2016. There is no family relationship among any of the directors or officers.

Nominee for Term Expiring at the Meeting (Class 1 Director)

Mr. Davis is a Class 1 Director. Mr. Davis has served as director since 2006 and as our Chief Executive Officer since 2007 and as our Acting Chief Financial Officer, Treasurer and Secretary since November 2013. The term of  Mr. Davis expires at the Meeting. If elected at the Meeting, he will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2017. The director nominee listed below exemplifies how our Board values professional experience in business and our pharmaceutical industry as well as strong moral character. It is these strong and unique backgrounds and sets of skills that our Board of Directors believes provide it, as a whole, with a strong foundation of technical expertise. The terms of the four remaining Directors will continue as indicated above.

Business and Experience of Nominees for Director

Mr. Jeffrey B. Davis became a director in March 2006. Mr. Davis became our Chief Executive Officer on December 26, 2007. Mr. Davis became Acting Chief Financial Officer, Treasurer and Secretary on November 1, 2013. Previously, Mr. Davis served in a variety of senior investment banking and management positions, and in senior management at a publicly traded healthcare technology company. Prior to that, Mr. Davis was an investment banker with various Deutsche Bank banking organizations, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and at Philips Medical Systems North America.  Mr. Davis is currently on the board of Uluru, Inc., a public biotechnology company.  Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania. Mr. Davis’ qualifications to serve on our Board include his current experience as our CEO leading the day to day operations of our Company, his prior experience serving our Board since 2006, as well as his extensive domestic and international financial experience in the healthcare industry.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate's election. Messrs. Davis and Rouhandeh were each initially appointed to the Board as a result of contractual obligations of the Company.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director's performance on the Board and whether the director's reelection would be in the best interests of the Company’s stockholders and consistent with the Company's corporate governance guidelines and the Company's continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company's business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company's business. When considering candidates for director, the committee takes into account a number of factors, including the following:

•	Independence from management;
•	Age, gender and ethnic background;
•	Relevant business experience;
•	Judgment, skill and integrity;
•	Existing commitments to other businesses;
•	Potential conflicts of interest;
•	Corporate governance background;
•	Financial and accounting background;
•	Executive compensation background; and
•	Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider additional candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 4848 Lemmon Avenue, Suite 517, Dallas, Texas 75219. When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must follow the notice procedures, which are described under the heading “Stockholder Proposals and for 2014 Annual Meeting” and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
•
The class and number of shares of Company capital stock owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;
•	A description of the candidate's business and educational experience;

•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
•
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
•	A description of any relationship or understanding between the stockholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
•	A statement as to whether the director is independent under applicable NYSE Alternext US (formerly known as AMEX) rules (these rules are referred to in this Proxy as “NYSE Amex rules”); and
•	Such other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

The nominee has consented to serve as our Director and the Board has no reason to believe that the nominee will be unavailable for such service.

The Board recommends a vote “FOR” the proposed nominee to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. The Director shall be elected by a plurality of the total votes cast by the holders of Common Stock and Preferred Stock, on an as-converted basis, present in person or by proxy and entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEE NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD IN THE EVENT THE NOMINEE IS UNABLE OR UNWILLING TO SERVE.

Information With Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2015 (Class 2 Directors)

Mr. Steven H. Rouhandeh became a director and Chairman of the Board on March 4, 2008. He is a Chief Investment Officer of SCO Capital Partners, a group of New York based life sciences funds. He possesses a diverse background in financial services that includes experience in asset management, corporate finance, investment banking and law. He has been active throughout recent years as an executive in venture capital and as a founder of several companies in the biotech field. His experience also includes positions as Managing Director of a private equity group at Metzler Bank, a private European investment firm and Vice President, Investment Banking at Deutsche Morgan Grenfell.  Mr. Rouhandeh was also a corporate attorney at New York City-based Cravath, Swaine & Moore. Mr. Rouhandeh holds a J.D., from Harvard Law School, Harvard University and B.A. Government, Economics, from Southern Illinois University. Mr. Rouhandeh’s qualifications to serve our Board include his institutional knowledge of our Company and his extensive domestic and international financial experience in the healthcare industry. In addition, his expertise as founder and Chief Investment Officer of SCO Capital Partners, L.P. is important to the Company in all areas of operation and development including corporate finance, investment banking and business strategy.

Stephen B. Howell, M.D. has served as our director since 1996. Dr. Howell is a member of the Compensation Committee of the Board. Dr. Howell is a Professor of Medicine at the University of California, San Diego, and director of the Cancer Pharmacology Program of the UCSD Cancer Center. Dr. Howell is a recipient of the

Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. Dr. Howell received his A.B. at the University of Chicago and his M.D. from Harvard Medical School. Dr. Howell’s qualifications to serve our Board include his technical expertise and strong commitment to promoting and advancing innovation in the healthcare industry. In addition, Dr. Howell’s qualifications include experience as a medical doctor in oncology, his experience as director of several biotech companies and his executive skills and experience as a founder of a biotech company.

Directors Whose Terms Expire at the Annual Meeting in 2016 (Class 3 Directors)

Mark J. Ahn, Ph.D. became a director in September 2006 and is chairman of the Compensation Committee. Dr. Ahn is also a member of the Audit Committee and the Nominating & Corporate Governance Committee. Dr. Ahn currently serves as President and Chief Executive Officer since 2011 and as a director since 2007 of Galena Biopharma, Inc.; and adjunct Professor, Biosciences at Creighton University. He brings more than 21 years of experience in the biopharmaceutical industry. Prior to joining Galena, Dr. Ahn was Principal at Pukana Partners, Ltd. which provides strategic consulting to life science companies; and Associate Professor, Global Management at Atkinson Graduate School of Management, Willamette University. He previously served as Professor and Chair, Science & Technology Management, Victoria University at Wellington, New Zealand. Dr. Ahn was also founder, President, and Chief Executive Officer of Hana Biosciences. Prior to joining Hana, he served as Vice President, Hematology and corporate officer at Genentech, Inc., and held positions of increasing responsibility at Amgen and Bristol-Myers Squibb. Dr. Ahn also serves on public and venture capital-backed board of directors for Galena, Mesynthes and ScribesSTAT. Dr. Ahn is the author of over 50 peer reviewed journal articles and books. Dr. Ahn received a B.A. and M.B.A. from Chaminade University; and M.A. from Victoria University. He was a graduate fellow in Economics at Essex University, and obtained a Ph.D. from the University of South Australia. Dr. Ahn is a Henry Crown Fellow at the Aspen Institute.

Mr. Mark J. Alvino became a director in March 2006 initially as a designee of SCO Capital Partners LLC and is chairman of the Audit Committee. He is no longer a designee of SCO Capital Partners LLC.  Mr. Alvino is also a member of the Nominating and Corporate Governance Committee. Mr. Alvino is currently leading the LifeSciences efforts of Bradley Woods, & Co. Ltd. and has been in this position since 2013. Mr. Alvino is currently Managing Director for Griffin Securities and has been in this position since 2007. Mr. Alvino was Managing Director for SCO Financial Group LLC from 2002 to 2007. Mr. Alvino was a member of the board of directors of MacroChem Corporation from 2007 until February 2009. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company. There he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency's network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co. Mr. Alvino’s qualifications to serve our Board include his leadership skills and his experience in the areas of financial management and business strategy in the biopharmaceutical field.

PROPOSAL 2

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

General

The Company proposes to amend its Certificate of Incorporation to effect a reverse stock split, as described below (the “Reverse Stock Split”). The form of the proposed amendment to the Company’s Certificate of Incorporation, as amended, to effect the Reverse Stock Split is attached to this proxy statement as Exhibit 1. If this Proposal 2 is approved by the stockholders, the Reverse Stock Split would permit (but not require) the Board to effect a reverse stock split of our Common Stock at any time prior to September 30, 2015 at up to a one-for-ten reverse split ratio, as determined by the Board in its sole discretion. We believe that leaving the ratio to the discretion of the Board will provide Access with the flexibility to implement the Reverse Stock Split in a manner to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, the Board may consider, among other things, factors such as the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and prevailing general market and economic conditions. To avoid the existence of fractional shares of Common Stock, stockholders who would otherwise be entitled to receive fractional shares of Common Stock shall receive a cash distribution in lieu thereof.

Background of, and Reasons for, the Reverse Stock Split

On April 2, 2014 the Board adopted resolutions declaring that the Reverse Stock Split, as further described below, was advisable  and directing that a proposal to approve the Reverse Stock Split be placed on the agenda for the consideration of the stockholders at the Meeting.

The Board believes that the recent per share price of the Common Stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing new shares. The Company believes there are several reasons for these effects, as summarized below:

There are significant restrictions imposed by most brokerage houses on the ability of their brokers to solicit orders or recommend the purchase of stocks, like ours, that trade on the Pink Sheets, and NASD Over-The-Counter (“OTC”) Bulletin Board. In the majority of cases the purchase of stock is limited to unsolicited offers from private investors, who have to comply with policies and practices involving the completion of time-consuming forms that make the handling of lower-priced stocks economically unattractive. Additionally, most brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, the Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. The brokerage commission on the purchase or sale of a lower-priced stock may also represent a higher percentage of the price than the brokerage commission on a higher-priced issue.

The opportunity to raise capital to support the Company's development activities has been reduced as a result of the recent price per share of the stock and the thin trading of the stock. These facts have significantly reduced the number of potential investors, increases the cost of raising capital limits and the types of offerings that can be made.

The Board is also evaluating the possibility of filing an application to have its shares traded on NASDAQ Capital Market simultaneously or soon after we raise sufficient capital to meet the NASDAQ Capital Market Financial and Liquidity Requirements.

The Board is optimistic that the reduction in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will result in greater interest in the Common Stock by the financial community and the investing public.

Risks Associated with the Reverse Stock Split

There can be no assurances, however, that the foregoing will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will increase, and if it increases, no assurance that such increase can be maintained for any period of time. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The market price of our Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.

In addition, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock or that it will increase the Company’s ability to attract and retain employees and other service providers.

Effects of the Reverse Stock Split

General Effects.  If this Proposal 2 is approved by the stockholders, depending on the ratio for the Reverse Stock Split determined by the Board, up to ten shares of existing Common Stock, as determined by the Board, will be combined into one share of Common Stock. The principal effect of the Reverse Stock Split will therefore be to decrease the number of outstanding shares of Common Stock, depending upon the reverse stock split ratio determined by the Board. The amendment to the Company’s Certificate of Incorporation that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of stockholders and all of the other proposed amendments at different ratios will be abandoned. . The table below shows examples of the number of authorized and issued (or reserved for issuance) shares of Common Stock that will result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

APPROXIMATE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING PLUS SHARES OF COMMON STOCK RESERVED FOR ISSUANCE FOLLOWING THE REVERSE STOCK SPLIT1
1-FOR-2	1-FOR-4	1-FOR-6	1-FOR-8	1-FOR-10
12,977,221	6,488,610	4,325,740	3,244,305	2,595,444

__________
1 Based on assumption of 25,954,443 shares of common stock outstanding.

Existing Series A Preferred Stock and Series B Preferred Stock.  Upon approval of Proposal 2, the number of shares of Common Stock that the Series A Preferred Stock and the Series B Preferred Stock will convert into will automatically be proportionately adjusted for the ratio provided for by the Reverse Stock Split. Based on share information as of March 25, 2014, the tables below show the number of shares of Common Stock into which the Series A Preferred Stock and Series B Preferred Stock is convertible as a result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

APPROXIMATE NUMBER OF SHARES OF COMMON STOCK INTO WHICH SERIES A PREFERRED STOCK IS CONVERTIBLE2
1-FOR-2	1-FOR-4	1-FOR-6	1-FOR-8	1-FOR-10
29,033,617	14,516,808	9,677,872	7,258,404	5,806,723

APPROXIMATE NUMBER OF SHARES OF COMMON STOCK INTO WHICH SERIES B PREFERRED STOCK IS CONVERTIBLE3
1-FOR-2	1-FOR-4	1-FOR-6	1-FOR-8	1-FOR-10
10,000,000	5,000,000	3,333,333	2,500,000	2,000,000

____________
2 Based on assumption of 2,903.3617 shares of Series A Preferred Stock outstanding.
3 Based on assumption of 1,000 share of Series B Preferred Stock outstanding.

Existing Options and Warrants.  Upon approval of Proposal 2, the number of shares of Common Stock subject to stock options or other similar rights authorized under the Company’s stock option, stock equity incentive or stock purchase plans will automatically be proportionately adjusted for the ratio provided for by the Reverse Stock Split. Further, the number of shares of Common Stock, subject to stock options granted to our directors, officers and employees under our stock option or equity incentive plans and the per share exercise price of these options will automatically be proportionately adjusted for the Reverse Stock Split so that the aggregate exercise price thereunder remains unchanged (i.e., adjusted exercise price times number of options remains unchanged).

Fractional Shares.  In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock after giving effect to the Reverse Stock Split, stockholders who would otherwise be entitled to receive a fractional share of Common Stock (“Fractional Stockholders”) shall receive payment in cash in lieu of receiving a fractional share of Common Stock.

 Effect on Market for Common Stock.  The Reverse Stock Split may leave certain stockholders with one or more “odd-lots” of Common Stock, i.e. stock in amounts of less than 100 shares. These odd-lots may be more difficult to sell or require greater transaction cost per share to sell, than shares in even multiples of 100. On April ___, 2014, the closing sale price of the Common Stock was $.__ per share. Upon the effectiveness of the Reverse Stock Split, the Board shall make a proportional downward adjustment to the number of shares subject to outstanding options and warrants and other convertible securities, and a corresponding upward adjustment in the per share exercise or conversion prices to reflect the Reverse Stock Split.

Changes in Stockholders' Equity.  As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced proportionately based on the reverse stock split ratio. Upon effectiveness of the Reverse Stock Split the stated capital will be decreased because the number of shares issued and outstanding will be reduced. Correspondingly, the Company's capital in excess of par value, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common Stock, will be increased proportionately based on the reverse stock split ratio.

No Appraisal Rights

Stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation, as amended, and Bylaws with respect to the Reverse Stock Split.

Implementation of Reverse Stock Split

If Proposal 2 is approved by the stockholders and the Board continues to believe, as it currently does, that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Reverse Stock Split will be effectuated by the filing of an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. The exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to Access and its stockholders. The Board reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or delay the filing of any amendment effectuating the Reverse Stock Split if at any time prior to the filing of any such amendment the Board determines, in its sole discretion, that the Reverse Stock Split would not be in the best interests of the Company and its stockholders.

Exchange of Shares and Payment for Fractional Shares

On or after the effective date of the Reverse Stock Split, (the “Effective Date”), the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his shares of Common Stock to be issued upon the Reverse Stock Split and, if applicable, cash in lieu of a fractional share of Common Stock to be issued upon the Reverse Stock Split, only by transmitting to the Transfer Agent such stockholder's stock certificate(s) for shares of Common Stock outstanding prior to the Reverse Stock Split, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for shares of Common Stock to be issued upon the Reverse Stock Split unless and until the certificates representing their shares of Common Stock outstanding prior to the Reverse Stock Split are surrendered.

STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE TRANSFER AGENT UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND SHOULD SURRENDER THEIR STOCK CERTIFICATES ONLY WITH THEIR EXECUTED AND COMPLETED LETTERS OF TRANSMITTAL.

No scrip or fractional share certificates for Common Stock will be issued. A payment in lieu of fractional shares of Common Stock to be issued upon the Reverse Stock Split will be made to a Fractional Stockholder promptly after receipt of a properly executed and completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Reverse Stock Split.

There will be no service charges payable by the stockholders of the Company in connection with the exchange of their stock certificates.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), and is for general information only.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

The receipt of shares of Common Stock (excluding fractional shares of Common Stock) upon the Reverse Stock Split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder should not recognize either gain or loss, or any other type of income, with respect to whole shares to whole shares received pursuant to the Reverse Stock Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of Common Stock received upon the Reverse Stock Split. Each Stockholder will be required to allocate his basis in his shares of Common Stock ratably among the total number of shares of Common Stock upon the Reverse Stock Split. The holding period of the shares of Common Stock received upon the Reverse Stock Split will also include the holding period during which the stockholder held the Common Stock owned prior to the Reverse Stock Split, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

The receipt by a Fractional Stockholder of cash in lieu of a fractional share of Common Stock upon the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of Common Stock will result in gain or loss (rather than dividend income) to the Fractional Stockholder assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of Common Stock upon the Reverse Stock Split. Capital gain or loss will be long-term capital gain or loss if on the Effective Date the shares of Common Stock have been held by the Fractional Stockholder for longer than one year.

Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or Fractional Stockholders will be subject to backup withholding or informational reporting with respect to the cash distributed to a Fractional Stockholder.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, as of the Effective Time, the stated capital on our balance sheet attributable to our Common Stock will be reduced proportionately, and the additional paid-in capital amount will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of our Common Stock outstanding.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE REVERSE STOCK SPLIT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT.

Proposal 2 will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) voting together, at least 66% of the outstanding shares of Series A Preferred Stock, and at least a majority of the outstanding shares of Series B Preferred Stock on the Record Date.

PROPOSAL 3

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Reasons for the Amendment

Approval of the proposed amendment will allow the Company to maintain sufficient shares of Common Stock for future business and financial purposes. The proposed amendment would increase the number of authorized shares of Common Stock from 200,000,000 shares to 250,000,000 shares. Authorized but unissued shares of Common Stock may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying a stock dividend to stockholders, raising capital, providing equity incentives to employees, officers and directors, and entering into transactions that the Board believes provide the potential for growth and profit. The Company periodically considers the advisability of paying a stock dividend when cash dividends are considered. Authorized but unissued shares of Common Stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company, although the Company has no present intention to issue shares for such purpose. Further, future acquisitions are a key component of growth and, from time to time, consideration for acquisitions may include the issuance of Common Stock.

Under the proposed amendment, each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding Common Stock of the Company nor will it change the par value of the Common Stock.

The proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 shares to 250,000,000 shares is separate from Proposal 2 and if approved would be completed before a proposed reverse stock split.

Background Information

The authorized capital of the Company currently consists of 200,000,000 shares of Common Stock. The number of shares of Common Stock outstanding as of the Record Date for the Meeting was ____, which does not include 819 shares that the Company holds as treasury stock. As of such date 58,067,234 shares were reserved for issuance under the Company’s currently outstanding Series A Preferred Stock, 20,000,000 shares were reserved for issuance under the Company’s currently outstanding Series B Preferred Stock and 56,879,063 shares were reserved for issuance upon exercise of currently outstanding warrants and options.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, which the Company expects to occur as soon as practicable after the Meeting. The Board reserves the right not to file the proposed amendment, even if it is approved, if the Board determines, in its sole discretion, that the amendment and the filing thereof is no longer in the best interests of the Company. The Board also reserves the right, even if the proposed amendment is approved, not to effect any of the foregoing transactions or other transactions involving authorized shares of Common Stock if it determines in its sole discretion that any such transaction is not in the best interests of the Company.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE

IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Proposal 3 will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) voting together, at least 66% of the outstanding shares of Series A Preferred Stock, and at least a majority of the outstanding shares of Series B Preferred Stock on the Record Date.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Whitley Penn LLP, independent registered public accounting firm, has been the independent registered public accounting firm of the Company since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year.

A representative of Whitley Penn LLP is not expected to be present at the Meeting but will be available to respond to appropriate questions in writing.

Ratification by stockholders is not required.  If Proposal 3 is not approved by the stockholders, the Board does not plan to change the appointment for Fiscal Year 2014 but will consider such vote in selecting our independent registered public accounting firm for Fiscal Year 2015.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

Proposal 3 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal voting together.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibility, the Audit Committee Chairman reviewed and discussed our audited 2013 year-end financial statements with management and with Whitley Penn, LLP, our independent registered public accounting firm. The Audit Committee Chairman discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICP, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 Communications with Audit Committees. In addition, the Audit Committee Chairman received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the PCAOB. The Audit Committee Chairman also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

The Audit Committee Chairman discussed with Whitley Penn, LLP the overall scope and plans for the audit. The Audit Committee Chairman met with Whitley Penn, LLP, with and without management present, to discuss the results of its audit and reviews, its evaluations of the Company and its personnel, our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2013 year-end financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The foregoing Audit Committee Report shall not be deemed to be "soliciting material" or to be filed with the

SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE
Mark J. Alvino, Chairman
Mark J. Ahn

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by Whitley Penn LLP for the audit of our annual financial statements for the years ended December 31, 2013, and December 31, 2012, and fees billed for other services rendered by such firms during the respective periods.

Types of Fees	2013	2012
Audit Fees (1)	$113,000	$101,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees (2)	$2,000	$24,000
____________________

(1)
Audit fees for 2013 and 2012 were for professional services rendered for the audit of our financial statements for the fiscal year and reviews of our quarterly financial statements included in our Form 10-Q filings.

(2)	All other fees are for services related to our registration statements on Forms S-1 and other fees.

All decisions regarding the selection of an independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit Committee selected Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Whitley Penn LLP has served as Access’ independent registered public accounting firm since September 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Chairman of the Audit Committee approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

PROPOSAL 5

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this proxy statement should properly come before the Meeting; (ii) a person not named herein is nominated at the Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this proxy statement and the form of proxy, subject to applicable laws and our charter and by-laws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

The 2015 annual meeting of stockholders is expected to be held on or about May 8, 2015. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC as well as those contained in our charter and by-laws. These requirements are summarized above under the heading Nomination and Election of Directors. We must receive such proposals no later than December 2, 2014, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Additionally, with respect to nominations and proposals not to be included in the form of proxy and proxy statement relating to that meeting, we must receive nominations for the election of directors not later than January 6, 2015, and March 7, 2015, for all other proposals.

STOCKHOLDERS SHARING AN ADDRESS OR HOUSEHOLD

Only one copy of our annual report and proxy statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of our annual report and proxy statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our annual report and proxy statement, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write Company, c/o Investor Relations, at our principal executive offices at 4848 Lemmon Avenue, Suite 517, Dallas, Texas 75219 or call the Company at 214-905-5100.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Access Pharmaceuticals in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock.

FORM 10-K

Our annual report on Form 10-K for the 2012 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 4848 Lemmon

Avenue, Suite 517, Dallas, Texas 75219 and is also available on our website at http://www.accesspharma.com under the heading “Investor Relations”.

FINANCIAL STATEMENTS

The financial statements and notes thereto for the year 2013, which are located in Item 8 of our Annual Report on Form 10-K for 2013, are incorporated into this proxy statement by reference together with Items 7 and 9 of our Annual Report on Form 10-K for the year 2013.

EXHIBIT 1

FORM OF CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

ACCESS PHARMACEUTICALS, INC.

Access Pharmaceuticals, Inc. (the “Corporation”), a Delaware corporation, DOES HEREBY CERTIFY:

FIRST: The name of the Corporation Access Pharmaceuticals, Inc.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each [two][three][four][five][six] shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value [$0.01] per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Jeffrey B. Davis, its Secretary, this [_________] day of [_____________].

By:

/s/ Jeffrey B. Davis

Acting Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

ACCESS PHARMACEUTICALS, INC.

Thursday, May 8, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card
are available at http://www.RRDEZProxy.com/2013/ACCP

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

(Please detach along perforated line and mail in the envelope provided)

-----------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE DIRECTOR LISTED IN PROPOSAL 1,
AND “FOR” PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 .
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors:

       [   ]             FOR NOMINEE                                                                   NOMINEE: ____  Jeffrey B. Davis   Class 1 – 3 Year Term

[   ]           WITHHOLD AUTHORITY  FOR NOMINEE

2.      Proposal to amend our Certificate of Incorporation
to effect the Reverse Stock Split                                                           .                      FOR                AGAINST            ABSTAIN
                                          [     ]                     [     ]                   [     ]
3.      Proposal to amend our Certificate of Incorporation
to increase the number of shares of Common
Stock authorized for issuance.                                                                                     FOR                AGAINST            ABSTAIN
                   [     ]                     [     ]                      [     ]
4.      Proposal to ratify the appointment
of Whitley Penn LLP as our independent
registered public accountant                                                                                        FOR            AGAINST               ABSTAIN
for the fiscal year ending December 31, 2014.                                                            [     ]                     [     ]                      [     ]

5.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Company at the address appearing on the attached envelope or via telecopy at (718) 234-2287.

Shares Held: _______ Common Stock:  _______ Series A Preferred Stock: ________ Series B Preferred Stock: _______

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Signature of Stockholder ____________________Date ________ Signature of Stockholder ____________________ Date ________

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.